UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2017

THE KEYW HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-34891	27-1594952
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland		21076
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 733-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2017, The KeyW Holding Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC and Barclays Capital Inc., as the representatives (collectively, the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 8,500,000 shares of its common stock (the “Firm Shares”) to the Underwriters at a price of $9.975 per share in connection with the offering of such shares at a price to the public of $10.50 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 1,275,000 shares of its common stock (together with the Firm Shares, the “Shares”) within 30 days after the date of the Underwriting Agreement. The offering is scheduled to close on February 1, 2017, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of, or in connection with the sale of, the Shares. In addition, subject to certain exceptions, the Company and each of its executive officers and directors have agreed with the Underwriters, not to dispose of or hedge any of the Company’s shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock for 90 days after the date of the Underwriting Agreement without first obtaining the written consent of the Representatives.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

A copy of the opinion of Holland & Knight LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On January 27, 2017, the Company issued a press release announcing that it had priced the offering of the Shares. The press release is furnished as Exhibit 99.1 hereto.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated January 27, 2017, by and among The KeyW Holding Corporation and RBC Capital Markets, LLC and Barclays Capital Inc., as representatives for the underwriters named therein.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
99.1	Press Release dated January 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017	THE KEYW HOLDING CORPORATION

	By:	/s/ Michael J. Alber
Name: Michael J. Alber
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated January 27, 2017, by and among The KeyW Holding Corporation and RBC Capital Markets, LLC and Barclays Capital Inc., as representatives for the underwriters named therein.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
99.1	Press Release dated January 27, 2017